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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 30, 1999 relating to the financial statements of Brigham Exploration Company and our report dated April 14, 1999 relating to the financial statements of Brigham Oil & Gas, L.P., Brigham, Inc., Brigham Holdings I, LLC and Brigham Holdings II, LLC, both of which appear in Brigham Exploration Company's Annual Report on Form 10-K, as amended by Amendment No. 1 to Form 10-K, for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
September 20, 1999